UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2025

LUMINAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38791	83-1804317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (800) 532-2417

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	LAZR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On October 30, 2025, Luminar Technologies, Inc. (the “Company,” “we,” or “us”) entered into forbearance agreements (each, a “Forbearance Agreement” and together, the “Forbearance Agreements”), effective on the same day, with an ad hoc group of holders (the “Forbearing Noteholders”) of the Company’s Floating Rate Senior Secured Notes due 2028 (the “1L Notes”) and 9.0% Convertible Second Lien Senior Secured Notes due 2030 and 11.5% Convertible Second Lien Senior Secured Notes due 2030 (collectively, the “2L Notes”), as applicable, beneficially owning, collectively, approximately 94.5% of the 1L Notes and approximately 89% of the 2L Notes.
On October 15, 2025, the Company elected not to make the quarterly interest payments due on such date (the “October 15 Interest Payments”) in respect of its 2L Notes. Under the terms of the indenture (the “2L Indenture”) governing the 2L Notes, the failure to make the October 15 Interest Payments on the due date did not constitute an event of default under the 2L Indenture; however, the non-payment became an event of default upon the Company’s failure to make the October 15 Interest Payments within the permitted 15-day grace period. During the 15-day grace period, the Company and its advisors engaged in discussions with advisors to the Forbearing Noteholders, including discussions regarding the default under the 2L Notes arising as a result of the missed October 15 Interest Payments, and potential strategies and options for a comprehensive solution to the Company’s liquidity needs, which resulted in the entry into the Forbearance Agreements.
Pursuant to each Forbearance Agreement, subject to the terms and conditions set forth therein, the Forbearing Noteholders agreed to forbear from exercising any of their rights and remedies under the applicable indentures governing the 1L Notes and 2L Notes and applicable law until November 6, 2025 as a result of the Company’s failure to make the October 15 Interest Payments. The Company, its advisors and the advisors to the Forbearing Noteholders continue to negotiate longer-term forbearance agreements with respect to the defaults under the indentures, and although there can be no assurances an agreement will be reached, the Company expects to enter into longer-term forbearance agreements prior to the termination of the Forbearance Agreements.
The foregoing summary of the Forbearance Agreements does not purport to be complete and is qualified in its entirety by reference to the complete terms of each Forbearance Agreement, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated by reference into this Item 1.01.
Item 2.02 Results of Operations and Financial Information.
The Company is disclosing certain preliminary financial results as of and for the third quarter ended September 30, 2025. While the Company has not finalized its full financial results for the third quarter ended September 30, 2025, the Company expects to report that it generated revenue in the range of approximately $18.0 million to $19.0 million for the three months ended September 30, 2025, had total debt of approximately $429.2 million as of September 30, 2025 and had cash and marketable securities of approximately $74.0 million as of September 30, 2025. Given the uncertainty regarding the Company’s financial condition, substantial doubt exists about the Company’s ability to continue as a going concern. Doubts regarding our ability to continue as a going concern could have an adverse impact on our relationships with customers, vendors, suppliers, employees, and others, which in turn could materially adversely affect our business, results of operations and financial condition.
The unaudited, preliminary amounts presented above have been prepared by and are the responsibility of management. These amounts are based upon information available to management as of the date of this Current Report on Form 8-K and subject to completion of customary quarter-end close procedures and financial review that could result in changes to the amounts. Furthermore, these amounts do not present all information necessary for an understanding of the Company’s financial condition as of September 30, 2025 or its results of operations for the third quarter 2025. The Company’s independent registered public accounting firm, KPMG LLP, has not audited, reviewed, compiled or performed any procedures with respect to these preliminary financial results and, accordingly, does not express an opinion or any other form of assurance with respect thereto. The Company’s actual results for the quarter ended September 30, 2025 will be included in its Quarterly Report on Form 10-Q and may differ materially from the above estimates.
The information contained in this Item 2.02 is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference in another filing under the Exchange Act or the

Securities Act of 1933, as amended, except to the extent such other filing specifically incorporates such information by reference.
Item 2.05 Costs Associated with Exit or Disposal Activities.
On October 29, 2025, the Company committed to a plan to reduce its workforce by approximately 25% in order to reduce operating costs. The reduction will commence immediately and is expected to be substantially completed by 2025 year-end. The Company estimates that it will incur approximately $2.0 million to $3.0 million in cash charges associated with employee severance and related employee costs, to be incurred primarily in the fourth quarter of 2025. The Company’s estimates are subject to a number of assumptions, and actual results may materially differ. The Company may incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the workforce reduction.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Thomas J. Fennimore, Chief Financial Officer
On October 31, 2025, the Company announced that Thomas J. Fennimore will step down as the Company’s Chief Financial Officer (the “CFO”) effective November 13, 2025 to pursue other career opportunities.
Mr. Fennimore’s departure is not the result of any disagreement with the Company’s independent auditors or the Company on any matter relating to the Company’s financial statements, internal control over financial reporting, operations, policies or practices.
The Company expects to name a new CFO shortly.
Item 8.01 Other Events.
Strategic Initiatives and Business Update
As previously disclosed, the Company has incurred net losses on an annual basis since its inception and will need to raise additional capital through equity or debt financings in the near future to meet its operational needs and capital requirements for product development and commercialization.
As of October 24, 2025, the Company had approximately $72.0 million of cash and marketable securities. If the Company continues with its current monthly cash expenditures and does not raise additional cash through equity offerings, financing activities, additional revenues, asset sales or otherwise, it will not have sufficient cash and cash equivalents or cash flows from operations to meet its operating and liquidity needs during the first quarter of 2026 and may also breach the minimum liquidity covenant contained in the indentures governing the 1L Notes and 2L Notes prior to the end of the fourth quarter of 2025.
In light of the foregoing, the Company is exploring a number of potential strategic alternatives with respect to the Company, including the sale of all or part of the Company’s business or assets, raising additional capital or restructuring its existing capital structure. Specifically, the Company has engaged Weil, Gotshal & Manges LLP, as legal advisers, Jefferies LLC, as investment banking advisers, and Portage Point Partners, LLC, as financial advisors, to assist the Company in analyzing and evaluating potential strategic alternatives and initiatives to improve liquidity. The Company has received nonbinding, preliminary proposals and indications of interest to purchase the entire Company as well as certain of its assets and business lines, including an indication of interest from Russell AI Labs, a company founded by our founder and former chief executive officer, Austin Russell. No assurances can be given that any strategic transaction will be consummated or that the Company will be able to raise additional capital. Any additional capital may include the issuance of additional shares of the Company’s Class A common stock, which could result in substantial dilution to the Company’s existing stockholders. If the Company is unable to raise sufficient additional capital, not successful in executing on any other strategic alternatives or unable to consummate another financing or restructuring solution, the Company will need to curtail or cease operations and/or seek relief under the U.S. Bankruptcy Code. In addition, a strategic transaction may be effected through a process under the U.S. Bankruptcy Code. In the event of a future liquidation or bankruptcy proceeding, holders of the Company’s Class A common stock would likely suffer a total loss of their investment.

In addition, the Company’s largest customer, Volvo Cars (“Volvo”), has informed us that, beginning in April 2026, Volvo will no longer make our Iris LiDAR standard on its EX90 and ES90 vehicles (although Iris will remain an option). Volvo also informed the Company that it has deferred the decision as to whether to include LiDAR, including Halo (Luminar’s next generation LiDAR under development), in its next generation of vehicles from 2027 to 2029 at the earliest. As a result of these actions, the Company has made a claim against Volvo for significant damages and has suspended further commitments of Iris LiDAR products for Volvo pending resolution of the dispute. The Company is in discussions with Volvo concerning the dispute; however, there can be no assurance that the dispute will be resolved favorably or at all. Furthermore, there can be no guarantee that any claim or litigation against Volvo will be successful or that the Company will be able to recover damages from Volvo.
The Company is actively managing its working capital and liquidity position. The Company has stopped payments with respect to its Iris LiDAR products for Volvo in light of the ongoing dispute with Volvo. As a result, the Company has received a notice of breach from the Company’s principal supplier of Iris LiDAR sensors (the “Sensor Supplier”). Pursuant to the notice of breach, if not remedied, the Sensor Supplier may terminate the existing contract manufacturing services agreement as early as October 30, 2025. The Company is in discussion with the Sensor Supplier concerning the dispute; however, there can be no assurance that the dispute will be resolved favorably or at all, or that the Company will be able to identify and engage an alternative supplier on acceptable terms, or at all.
As a result of the foregoing, the Company is suspending its guidance for the fiscal year ending December 31, 2025.
SEC Investigation
The Company recently received a subpoena from the SEC for documents in connection with an investigation the SEC is conducting to determine whether there has been a violation of federal securities laws. The Company is cooperating with the investigation. The SEC informed the Company that its investigation does not mean that it has concluded that anyone has violated the law and that receipt of the subpoena does not mean that the SEC has a negative opinion of any person, entity, or security. The Company, however, can offer no assurances as to the outcome of this investigation or its potential effect, if any, on the Company.
In connection with the matters described above, the Company is filing the updated risk factors attached hereto as Exhibit 99.1, which is incorporated herein by reference. This Current Report on Form 8-K is also being filed for the purpose of incorporating the contents of this Current Report, including the updated risk factors in Exhibit 99.1 to this Current Report, into the Company’s Registration Statements on Form S-3 (Nos. 333-279118 and 333-289015).
Cautionary Statement Regarding Forward-Looking Statements
This Current Report contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to the Company’s ability to enter into longer-term forbearance agreements with the holders of its 1L Notes and 2L Notes, the Company’s preliminary financial results as of and for the third quarter ended September 30, 2025, the Company’s plans and expectations regarding its liquidity situation and the outcome of the Company’s review of strategic alternatives and other measures, including seeking relief under the U.S. Bankruptcy Code, anticipated costs of the announced workforce reduction, the outcome of the SEC’s investigation described above, the Company’s funding levels and ability to continue operations, the Company’s negotiations with its customers and suppliers, including Volvo, the Company’s claims against Volvo and the Company’s expectations regarding future revenues, cash flow, other statements regarding future growth, future cash needs, future operations, business plans and future financial results, the Company’s ability to continue as a going concern, and other related matters. Actual results may be materially different from expectations as a result of known and unknown risks, including the Company’s ability to generate sufficient cash resources to continue funding operations, including investments in working capital required to support product development initiatives, the possibility that it may be unable to have access to funding as needed, the Company’s level of indebtedness and ability to make payments on, and satisfy the financial and other covenants contained in, its debt facilities, as well as its ability to engage in certain transactions and activities due to limitations and covenants contained in such facilities (including as a result of the event of default under its indentures and any forbearance agreement), the Company’s ability to negotiate additional forbearance agreements with its creditors, if needed, the Company’s ability to retain key executives and other employees, and other risks set forth in the Company’s filings with the SEC. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstance on which any such statement is based, except as required by law.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
10.1
Forbearance Agreement, dated as of October 30, 2025, by and among Luminar Technologies, Inc., the Subsidiary Guarantors party hereto, and each holder or beneficial owner of Floating Rate First Lien Senior Secured Notes due 2028 party thereto.

10.2
Forbearance Agreement, dated as of October 30, 2025, by and among Luminar Technologies, Inc., the Subsidiary Guarantors party hereto, and each holder or beneficial owner of 9.0% Convertible Second Lien Senior Secured Notes due 2030 and 11.5% Convertible Second Lien Senior Secured Notes due 2030 party thereto.

99.1	Additional Risk Factors.
104	Cover page interactive data file formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminar Technologies, Inc.

Date: October 31, 2025	By:	/s/ Thomas J. Fennimore
	Name:	Thomas J. Fennimore
	Title:	Chief Financial Officer